UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 13, 2011
Dear Shareholder:
The important Annual Meeting of Shareholders of Myers Industries, Inc., scheduled for April 29, 2011, is fast approaching. Your Board of Directors recommends that shareholders vote FOR Proposals 1-3 on the agenda and FOR ONE YEAR relating to the frequency for holding the non-binding advisory vote on say-on-pay.
Your vote is important. To ensure that your shares are represented at the Meeting, please take a moment to vote your shares TODAY. You can vote by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Thank you for your support.
Very truly yours,
John C. Orr
President and Chief Executive Officer
IMPORTANT — TIME IS SHORT!
You can also vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.